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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF
                       THE SECURITIES EXCHANGE ACT OF l934


                                NIKU CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                 DELAWARE                                 77-0473454
----------------------------------------     ------------------------------------
(State of incorporation or organization)     (I.R.S. Employer Identification No.)

             305 MAIN STREET
            REDWOOD CITY, CA                                 94063
----------------------------------------                  ----------
(Address of principal executive offices)                  (Zip Code)


If this Form relates to the registration     If this Form relates to the registration
of a class of securities pursuant to         of a class of securities pursuant to
Section 12(b) of the Exchange Act and is     Section 12(g) of the Exchange Act and is
effective pursuant to General Instruction    effective pursuant to General Instruction
A.(c), check the following box.       [ ]    A.(d), check the following box.       [X]

 Securities Act registration statement file number to which this form relates:

                                    333-93439
                                    ---------

        Securities to be registered pursuant to Section 12(b) of the Act:

                                      NONE
                                      ----

        Securities to be registered pursuant to Section 12(g) of the Act:

                    COMMON STOCK, $0.0001 PAR VALUE PER SHARE
                    -----------------------------------------
                                (Title of Class)

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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The description of the Common Stock of Registrant set forth under the caption "Description of Capital Stock" in Registrant's Registration Statement on Form S-1 (File No. 333-93439) as originally filed with the Securities and Exchange Commission on December 22, 1999, or as subsequently amended (the "Registration Statement"), and in the Prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.


ITEM 2. EXHIBITS.

     The following exhibits are filed herewith or incorporated herein by reference:

Exhibit
Number                           Exhibit Title or Description
-------                          ----------------------------
  3.01         Amended and Restated Certificate of Incorporation of the Registrant
               (incorporated by reference to Exhibit 3.01 to the Registration
               Statement).

  3.02         Form of Amended and Restated Certificate of Incorporation of the
               Registrant to be effective upon the closing of the offering made pursuant to this Registration Statement (incorporated by reference to Exhibit 3.02 to the Registration Statement).

  3.03         Bylaws of the Registrant, as amended through May 12, 1999
               (incorporated by reference to Exhibit 3.03 to the Registration
               Statement).

  3.04 Amended and Restated Bylaws of the Registrant to be effective upon the closing of the offering made pursuant to this Registration
               Statement (incorporated by reference to Exhibit 3.04 to the Registration Statement).

  4.01         Form of Specimen Certificate for Registrant's common stock
               (incorporated by reference to Exhibit 4.01 to the Registration
               Statement).

  4.02         Fourth Amended and Restated Investors Rights Agreement dated
               November 18, 1999, as amended on December 8, 1999 (incorporated by reference to Exhibit 4.02 to the Registration Statement).


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

Exhibit
Number                           Exhibit Title or Description
-------                          ----------------------------
  4.03         Series F Preferred Stock Purchase Agreement, dated January 23,
               1998 (incorporated by reference to Exhibit 4.03 to the
               Registration Statement).

  4.04         Series A Preferred Stock Purchase Agreement, dated February 13,
               1998 (incorporated by reference to Exhibit 4.04 to the Registration Statement).

  4.05         Series B Preferred Stock Purchase Agreement, dated October 13,
               1998 (incorporated by reference to Exhibit 4.05 to the Registration Statement).

  4.06         Series C Preferred Stock Purchase Agreement, dated May 13, 1999
               (incorporated by reference to Exhibit 4.06 to the Registration
               Statement).

  4.07         Series D Preferred Stock Purchase Agreement, dated November 18,
               1999 (incorporated by reference to Exhibit 4.07 to the Registration Statement).


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

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: December 22, 1999                     Niku Corporation



                                             By: /s/ Mark Nelson
                                                --------------------------------
                                                Mark Nelson
                                                Chief Financial Officer


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

                                INDEX TO EXHIBITS

Exhibit
Number                           Exhibit Title or Description
-------                          ----------------------------

  3.01         Amended and Restated Certificate of Incorporation of the Registrant
               (incorporated by reference to Exhibit 3.01 to the Registration
               Statement).

  3.02         Form of Amended and Restated Certificate of Incorporation of the
               Registrant to be effective upon the closing of the offering made pursuant to this Registration Statement (incorporated by reference to Exhibit 3.02 to the Registration Statement).

  3.03         Bylaws of the Registrant, as amended through May 12, 1999
               (incorporated by reference to Exhibit 3.03 to the Registration
               Statement).

  3.04 Amended and Restated Bylaws of the Registrant to be effective upon the closing of the offering made pursuant to this Registration
               Statement (incorporated by reference to Exhibit 3.04 to the Registration Statement).

  4.01         Form of Specimen Certificate for Registrant's common stock
               (incorporated by reference to Exhibit 4.01 to the Registration
               Statement).

  4.02         Fourth Amended and Restated Investors Rights Agreement dated
               November 18, 1999, as amended on December 8, 1999 (incorporated by reference to Exhibit 4.02 to the Registration Statement).

  4.03         Series F Preferred Stock Purchase Agreement, dated January 23,
               1998 (incorporated by reference to Exhibit 4.03 to the Registration Statement).

  4.04         Series A Preferred Stock Purchase Agreement, dated February 13,
               1998 (incorporated by reference to Exhibit 4.04 to the Registration Statement).

  4.05         Series B Preferred Stock Purchase Agreement, dated October 13,
               1998 (incorporated by reference to Exhibit 4.05 to the Registration Statement).

  4.06         Series C Preferred Stock Purchase Agreement, dated May 13, 1999
               (incorporated by reference to Exhibit 4.06 to the Registration
               Statement).

  4.07         Series D Preferred Stock Purchase Agreement, dated November 18,
               1999 (incorporated by reference to Exhibit 4.07 to the Registration Statement).


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